Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Form S-1 Registration Statement of Terrestrial Energy Inc. (the “Company”) on Form S-3 (File No. 333-291796) of our report dated March 30, 2026, with respect to our audits of the consolidated financial statements of the Company as of December 31, 2025 and 2024 and for the years then ended, which is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ UHY LLP

Melville, NY

November 3, 2026

An Independent Member of Urbach Hacker Young International